Exhibit 10.1

Execution Version

FORBEARANCE AGREEMENT

This FORBEARANCE AGREEMENT, dated as of May 8, 2017 (this “Agreement”), is by and among Spanish Broadcasting System, Inc., a corporation organized under the laws of Delaware (the “Company”), the Guarantors (together with the Company, the “Obligors”) and the undersigned beneficial holders or investment managers or advisors for such beneficial holders (together with any party that executes a Forbearance Joinder Agreement (as defined below) after the date hereof, the “Supporting Holders”) of the Company’s 12.5% Senior Secured Notes due 2017 (the “Notes”).

WHEREAS, the Company, the Guarantors1 and Wilmington Trust, National Association, as Trustee (the “Trustee”) and Collateral Agent (the “Collateral Agent”), are parties to (1) the Indenture, dated as of February 7, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Indenture”) under which the Notes were issued and (2) the Security Agreement, dated as of February 7, 2012 and any related documents and instruments that serves to grant and provide collateral to the Collateral Agent (as amended, restated, supplemented or otherwise modified from time to time, and collectively, the “Security Documents”). The Guarantors have issued their Guarantee under a Guarantee Agreement (the Notes, the Indenture, the Security Documents, the Guarantee Agreement and the Guarantees, collectively, the “Notes Documents”).

WHEREAS, the current principal amount outstanding of such Notes is $275,000,000;

WHEREAS, the final maturity date of the Notes occurred on April 15, 2017 (the “Maturity Date”) and the Company is exploring a potential repayment of the Notes or other potential restructuring or recapitalization transaction, and any related asset sales, in each case involving the Company (the “Potential Transaction”);

WHEREAS the Company (a) has not paid the principal amount of the Notes that was due and payable on the Maturity Date and an Event of Default exists under the Indenture and (b) moved certain funds maintained in bank accounts subject to one or more deposit account control agreements in favor of the Collateral Agent (the “Control Accounts”), which constitutes a Default under the Notes Documents ((a) and (b) collectively, the “Specified Defaults”);

WHEREAS, as a result of the Specified Defaults, the Holders, the Trustee and the Collateral Agent have the immediate right to exercise any and all remedies under the Notes Documents, including, without limitation, (a) charging default rate interest, (b) the initiation or continuation of any legal action against the Company or any Guarantor, (c) instructing the Collateral Agent or the Trustee to take any action permitted under the Notes Documents or applicable law, (d) the preparation for or initiation of any legal process for payment or otherwise permitted under the Notes Documents or applicable law (including but not limited to, any enforcement action), and (e) aiding or assisting another creditor or any preferred stockholder of the Company or the Guarantors intentionally or knowingly in furtherance of any of the foregoing (collectively, all such rights and remedies the “Rights and Remedies”); and

WHEREAS, to facilitate discussions in respect of a Potential Transaction, the Obligors have requested that each of the Supporting Holders agree temporarily to forbear in the exercise of their Rights and Remedies solely to the extent arising from the occurrence and continuation of the Specified Defaults, subject to the terms and conditions of this Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION I. ACKNOWLEDGMENTS

1.01 Each of the Obligors hereby acknowledges and agrees, upon execution and delivery of this Agreement, but subject to the terms of this Agreement, that:

(a) The recital of facts set forth in this Agreement is true and correct in all material respects;

(b) The principal amount under the Notes of $275,000,000 is due and validly owing as of the Maturity Date by the Obligors and is not subject to any right of offset, deduction, claim, or counterclaim in favor of any Obligor;

[1]	Capitalized terms not otherwise defined in this Agreement shall have the meanings assigned thereto in the Indenture

(c) The Specified Defaults (i) have occurred and are continuing, (ii) constitute a Default or an Event of Default under the Indenture without the need for any notice to the Obligors, and (iii) have not been cured by the Obligors, and as a consequence thereof, and subject to and but for the terms of this Agreement, the Holders, the Trustee and the Collateral Agent are free to exercise the Rights and Remedies without the need for any notice to the Obligors;

(d) Obligors hereby ratify and affirm the Notes Documents and acknowledge that the Notes Documents are and shall remain unchanged and in full force and effect. Obligors agree that the Notes Documents constitute valid and binding obligations and agreements of Obligors enforceable by the Trustee and the Holders, the Trustee and the Collateral Agent against Obligors in accordance with their respective terms;

(e) Subject to the terms of this Agreement, the Supporting Holders have not waived, released or compromised, do not hereby waive, release or compromise, and may never waive, release or compromise any events, occurrences, acts, or omissions that may constitute or give rise to any Defaults or Events of Default, including without limitation the Specified Defaults, that existed or may have existed, exist or may presently exist, or may arise in the future, nor does the any Supporting Holder waive any Rights and Remedies, including without limitation, the right to direct the Trustee to commence to exercise the remedy of foreclosure as to any property pledged as collateral in connection with the Notes Documents;

(f) The execution and delivery of this Agreement shall not: (i) constitute an extension, modification, or waiver of any aspect of the Indenture; (ii) extend the terms of the Notes or the due date of any of the Notes; (iii) give rise to any obligation on the part of the Supporting Holders to extend, modify or waive any term or condition of the Notes; (iv) establish any course of dealing with respect to the Notes; or (v) give rise to any defenses or counterclaims to the right of the Supporting Holders to compel payment of the Notes or otherwise enforce their rights and remedies set forth in the Notes Documents;

(g) Except as expressly provided herein, the Supporting Holders’ agreement to forbear in the exercise of their Rights and Remedies and to perform as provided herein shall not invalidate, impair, negate or otherwise affect the Trustee’s or Supporting Holders’ ability to exercise their Rights and Remedies under the Notes Documents, and otherwise.

SECTION II. FORBEARANCE

2.01 Forbearance. In consideration of the Obligors’ agreement of timely and strict compliance with the terms of this Agreement, and in reliance upon the representations, warranties, agreements and covenants of Obligors set forth herein, subject to the satisfaction of each of the conditions precedent to the effectiveness of this Agreement, from the Agreement Effective Date (as defined below) until the Termination Date (as defined below), each Supporting Holder (severally and not jointly) hereby agrees to forbear (the “Forbearance”) from exercising any of the Rights and Remedies under the Notes Documents or applicable law solely with respect to the Specified Defaults. For the avoidance of doubt, during the Forbearance Period, each Supporting Holder agrees that it (individually or collectively) will not deliver any notice or instruction to the Trustee or Collateral Agent relating to the Control Accounts, and to the extent that, during the Forbearance Period, the Trustee or Collateral Agent delivers any notice or instruction relating to the Control Accounts, the Supporting Holders will promptly deliver written notice to the Trustee and/or Collateral Agent (with a copy to the Company and the recipient bank of such notice) instructing the Trustee or Collateral Agent, as the case may be, to rescind any and all notices relating to the Control Accounts.

2.02 Forbearance Period. The Forbearance shall commence on the Agreement Effective Date (as defined below) and continue until the earlier of (a) May 31, 2017 at 12:01 a.m. New York City time and (b) the date on which any Event of Termination (as defined below) shall have occurred (the earlier of (a) and (b), the “Termination Date” and the period commencing on the Agreement Effective Date and ending on the Termination Date, the “Forbearance Period”). From and after the Termination Date, the Forbearance shall immediately and automatically terminate and have no further force or effect, and each of the Supporting Holders shall be released from any and all obligations and agreements under this Agreement and shall be entitled to exercise any of the Rights and Remedies as if this Agreement had never existed, and all of the Rights and Remedies under the Indenture, the Security Documents and in law and in equity shall be available without restriction or modification, as if this Forbearance had not occurred.

SECTION III. EVENTS OF TERMINATION.

3.01 Events of Termination. The Forbearance Period shall automatically terminate if any of the following events shall occur (each, an “Event of Termination”):

(a) the failure of any Obligor to comply with any term, condition or covenant set forth in this Agreement;

(b) other than the Specified Default relating to the non-payment of principal due under the Notes, there occurs either any (i) Event of Default or (ii) Default under the Indenture that is not cured within five (5) business days after the Company’s receipt of written notice from any of the Supporting Holders;

(c) any Obligor commences a case under title 11 of the United States Code or any equivalent;

(d) the Company notifies any Supporting Holder or its representatives that it is terminating discussions with the Supporting Holder regarding a Potential Transaction; or

(e) Any holder of the Company’s issued and outstanding 10.75% Series B cumulative exchangeable redeemable preferred stock (the “Series B Preferred Stock”) institutes any legal action against any of the Supporting Holder Indemnified Parties (as defined below), the Trustee or Collateral Agent, which action is not dismissed or stayed within ten (10) business days from the date on which service of process of such action is served on the Supporting Holder Indemnified Parties, the Trustee or Collateral Agent.

SECTION IV. OTHER AGREEMENTS

4.01 Accrued Interest.

(a) The Company has paid pursuant to the terms of the Notes and the Indenture, on April 17, 2017, accrued and unpaid interest due and payable on the Notes as of April 15, 2017 in the amount of $17,187,500.

(b) The Company and Obligors agree that during the Forbearance Period, interest on all outstanding Obligations, including the unpaid principal amount of the Notes, shall continue to accrue at a rate of 12.5% per annum pursuant to the terms of the Indenture. The Company shall pay on May 15, 2017, such interest that will accrue from April 15, 2017 through and including May 15, 2017 (which, for the avoidance of doubt, is equal to $2,864,583.33), and shall pay on June 15, 2017, such interest that will accrue from May 16, 2017 through and including June 15, 2017 (which, for the avoidance of doubt, is equal to $2,864,583.33).

4.02 Consent Fee. Within three (3) business days of the Agreement Effective Date (as defined below), the Company shall pay, pursuant to wire instructions that will be provided to the Company within one business day following the Agreement Effective Date, to each of the Supporting Holders a consent fee in cash equal to .35% of the principal amount of Notes held by such Supporting Holder (the “Consent Fee”). For the avoidance of doubt, the Obligors acknowledge and agree that the Consent Fee shall be fully earned on the Agreement Effective Date.

4.03 Negative Covenants. The Obligors covenant that during the Forbearance Period, each of Obligors shall not:

(a) Make any payment, distribution or transfer or provide any other consideration to any holder of, or on account of, any of the Notes other than the payments specified in Sections 4.01 and 4.02 above or in respect of asset sales in accordance with Section 4.03(c) below.

(b) Make any payment, dividend, distribution or transfer or provide any other consideration to any holder of, or on account of, the Series B Preferred Stock or, other than payments unrelated to the Series B Preferred Stock and made in the ordinary course of any Obligor, to any holder of any other equity interest in the Company.

(c) Except as expressly provided herein or with respect to certain non-core asset sales, use, sell or lease, other than in the ordinary course of business, any property or assets of any of the Obligors; provided, that within three (3) business days of the closing of any sale described in this Section 4.03(c), all proceeds of such sales shall be used to repay the Notes.

(d) Purchase, redeem, defease, exchange, or otherwise acquire for value any Equity Interests of the Company, including any of the Series B Preferred Stock, or amend, modify, supplement, or waive any of the governing documents for the Series B Preferred Stock.

(e) (i) Incur (as defined in section 4.04 of the Indenture), directly or indirectly, any Indebtedness or (ii) create, Incur (as defined in section 4.04 of the Indenture) or suffer to exist any Lien upon any of its property or assets or income or profits therefrom, or collaterally assign or convey as collateral any right to receive income therefrom, in each case that is not used immediately to irrevocably repay the Notes.

4.04 Retention of Professionals; Expenses.

(a) The Company hereby acknowledges and agrees that the Supporting Holders have hired Paul, Weiss, Rifkind, Wharton & Garrison LLP (“Paul, Weiss”) in connection with the execution of this Agreement and the Potential Transaction.

The Company shall pay the reasonable and documented fees and expenses of Paul, Weiss in accordance with the engagement letter executed with Paul, Weiss, provided that any such fees and expenses shall only be payable if the Supporting Holders continue to hold in excess of 75% of the outstanding principal amount of the Notes.

(b) The Company understands that Paul, Weiss, on behalf of the Supporting Holders have hired Moelis & Co. (“Moelis” and, together with Paul, Weiss, the “Advisors”). The Company shall pay a flat, one-time fee of $250,000 to Moelis in connection with Moelis’ services to the Supporting Holders during the Forbearance Period (the “Moelis Due Diligence Fee”). The Obligors agree that (i) the indemnity attached hereto as Exhibit B is included in, and made part of, this Agreement, but only with regard to Actions (as defined in Exhibit B) that arise from, are in connection with or relate to services performed or activities occurring prior to the end of the Forbearance Period, and (ii) that Moelis is an express third party beneficiary of this Section 4.04(b) and Exhibit B.

4.05 Information. The Obligors shall provide to the Advisors:

(a) no later than the date set forth in Section 4.11 of the Indenture, the quarterly reports described therein;

(b) promptly and in any event within one business day of the occurrence thereof, written notice regarding the occurrence of (i) any Event of Termination or (ii) any other event which could reasonably be expected to have a material adverse effect on the Obligors or their businesses or assets;

(c) twice weekly reports regarding the status of or any developments in connection with the Potential Transaction, provided that, any such reports may be replaced with a conference call between representatives of the Company and the Supporting Holders to discuss the topics referred to above;

(d) upon written request of the Advisors, any information that is reasonably necessary to evaluate the Company and its Affiliates, the Potential Transaction (including copies of any term sheets, letters of intent, or other similar agreements received by or delivered to the Company), any underlying financial information necessary to evaluate any Potential Transaction, and to verify the Obligors’ compliance with the terms of this Agreement and the Indenture (other than with respect to the Specified Default), such information shall be provided to the Advisors as promptly as practicable following the Advisors’ written request for such information, provided that the Obligors shall not be required to provide any historical or past financial information related to their television business; and

(e) Within one (1) business day after distribution thereof, copies of any diligence materials given to any other holders of the Notes, any holders of the Series B Preferred Stock (or the advisors for such holders) or (to the extent not included in a data room to which Moelis has access) potential financing sources.

4.06 Release. Each Obligor (for itself and its Subsidiaries and Affiliates and the successors, assigns, heirs and representatives of each of the foregoing) (collectively, the “Releasors”) does hereby fully, finally, unconditionally and irrevocably release, waive and forever discharge each of the Supporting Holders, together with each of their respective Affiliates, and each of the directors, officers, members, employees, agents, attorneys and consultants of each of the foregoing (collectively, the “Released Parties”), from any and all debts, claims, allegations, obligations, damages, costs, attorneys’ fees, suits, demands, liabilities, actions, proceedings and causes of action, in each case, whether known or unknown, contingent or fixed, direct or indirect, and of whatever nature or description, and whether in law or in equity, under contract, tort, statute or otherwise, which any Releasor has heretofore had or now or hereafter can, shall or may have against any Released Party by reason of any act, omission or thing whatsoever done or omitted to be done, in each case, on or prior to the date hereof directly arising out of, connected with or related to this Agreement, the Indenture or any other Notes Document, or any act, event or transaction related or attendant thereto, or the agreements of any Supporting Holder contained therein, or the possession, use, operation or control of any of the assets of any Obligor. Each Obligor represents and warrants that it has no knowledge of any claim by any Releasor against any Released Party or of any facts or acts or omissions of any Released Party which on the date hereof would be the basis of a claim by any Releasor against any Released Party which would not be released hereby.

4.07 Confidentiality.

(a) Subject to entry into a confidentiality agreement in form and substance acceptable to the Company and each Supporting Holder, each Supporting Holder agrees that all information relating to the Company, the Guarantors or any other Subsidiary or Affiliate of the Company, the Notes Documents or the matters contemplated that is received by such Supporting Holder in connection with the performance by any party of this Agreement will be maintained in confidence and will not be disclosed to third parties, except to the extent permitted under such confidentiality agreement.

(b) The Obligors agree that all information provided by the Supporting Holders hereunder, including the identity of and amount of Notes held by each Supporting Holder, will be maintained in confidence and will not be disclosed publicly or to third parties other than the Company’s advisors and agents, except as may be required by a court or other governmental agency. If the Company publicly files a copy of this Agreement with the SEC or otherwise it shall redact each of the Supporting Holder’s signature pages in any such filing so as to not disclose such Supporting Holder’s identity or holdings information.

4.08 Notices. The Company hereby agrees to notify the Supporting Holders promptly in writing of (a) any failure by any of the Obligors to comply with their obligations set forth in this Agreement or (b) the receipt by any of the Obligors of any material complaint or demand by any person against the any of the Obligors.

SECTION V. REPRESENTATIONS AND WARRANTIES

In consideration of the foregoing agreements, the Company and each Guarantor jointly and severally hereby represent and warrant to each Supporting Holder, and each Supporting Holder severally but not jointly hereby represents and warrants to the Company and the Guarantors, as follows:

5.01 Such party is duly organized, is validly existing and is not in violation in any respect of any term of its charter, bylaws or other constitutive documents; the execution, delivery and performance of this Agreement are within such party’s power and have been duly authorized by all necessary action; and such party is voluntarily entering into this Agreement.

5.02 This Agreement constitutes a valid and legally binding agreement, enforceable against such party in accordance with its terms.

5.03 No consent or authorization of, filing with, notice to or other act by or in respect of, any governmental or regulatory authority or any other person is required in connection with such party’s entry into, and performance of, this Agreement, except for consents, authorizations, filings and notices which have been obtained or made and are in full force and effect or which are immaterial in nature; and the entry into and performance of this Agreement by such party does and will not conflict with, or result in the default under, any material agreement or document of such party, its constituent documents or any applicable law, regulation or court order, consent or ruling.

5.04 Each Supporting Holder represents and warrants that, as of the date hereof, it beneficially holds, or advises or manages for a beneficial holder, the principal amount of Notes set forth on the signature page attached hereto; and to that extent it advises or manages the Notes for any beneficial holder, it has the authority to enter into this Agreement on behalf of any such beneficial holder and that this Agreement is a valid and legally binding agreement, enforceable against that holder and such party.

5.05 The Company represents, as of the date of this Agreement that there are no Events of Default that have occurred and are continuing under the Notes other than the Specified Defaults.

5.06 The parties to this Agreement acknowledge that nothing in this Agreement, including the presentation of drafts from one party to another, constitutes the making of an offer to sell or the solicitation of an offer to buy securities or loans of any kind or the solicitation of a consent or waiver of any rights under any of the Notes Documents and the entry into this Agreement shall not constitute, directly or indirectly, an incurrence, a refinancing, an extension or a modification in any way of any debt or a recapitalization or restructuring in any way of the obligations of the Obligors.

5.07 The Supporting Holders have not made any assurances concerning (a) the manner in which or whether any Specified Default may be resolved or (b) any additional forbearance, waiver, restructuring or other accommodations.

SECTION VI. RATIFICATION OF EXISTING AGREEMENTS

6.01 During the Forbearance Period, no Supporting Holder may transfer its rights under the Notes or the Indenture to another party unless (a) the party acquiring such rights (i) is a Supporting Holder or (ii) agrees in writing to be bound by this Agreement and enters into the Forbearance Joinder Agreement and (b) such Supporting Holder promptly notifies the Company and the other Supporting Holders party hereto of such transfer.

6.02 This Agreement shall in no way be construed to preclude any Supporting Holder from acquiring additional Notes, provided, however, that any such additional Notes automatically shall be counted as part of the Notes subject to the terms of this Agreement.

6.03 The Obligors and the Supporting Holders hereby acknowledge and agree that, (a) the relationships between the Obligors and the Supporting Holders are governed by the Notes Documents and this Agreement, (b) no fiduciary duty or special relationship is or will be created by any discussions regarding any possible amendment, waiver or forbearance, (c) the rights and obligations of the Supporting Holders under this Agreement are several and not joint and no Supporting Holder shall be liable or responsible for obligations of any other Supporting Holder, (d) no Supporting Holder has made to any Obligor, and no Obligor has made to any Supporting Holder, any promise, commitment or representation of any kind or character with respect to any forbearance or other matter as of the date of this Agreement other than as set forth in this Agreement, (e) no Person has any obligation to engage in discussions with any other Person after the date hereof regarding any further forbearance and (f) no Supporting Holder and no Obligor has any obligation under any circumstances to amend, waive, supplement or otherwise modify the terms of the Notes Documents, offer any discounted payoff of the Notes, refinance or exchange the Notes, vote or refrain from voting or otherwise acting with respect to its Notes, extend the forbearance period, grant any other forbearance, agree to any amendment, supplement, waiver or other modification or any Potential Transaction, enter into any definitive documentation in connection with a Potential Transaction, or extend any other accommodation, financial or otherwise, to any Obligor or any of its Affiliates.

SECTION VII. MISCELLANEOUS

7.01 Condition Precedent to Effectiveness of this Agreement. This Agreement and the Forbearance shall become effective only upon satisfaction in full of the following conditions precedent, unless waived in writing by each of the Supporting Holders (the date on which such conditions are satisfied or waived, the “Agreement Effective Date”):

(a) The parties to this Agreement shall have received counterparts of this Agreement duly executed by the Company, the Guarantors and beneficial holders, or investment managers or advisors for such beneficial holders, of more than 75% of the outstanding principal amount of the Notes;

(b)The Company shall have paid the Moelis Due Diligence Fee;

(c) The Company shall have transferred balance of funds into the Control Accounts that were removed by the Company and deposited into accounts that are not Control Accounts; and

(d) The Company shall have made the payments required to be made pursuant to

Section 4.01 above.

Notwithstanding anything herein to the contrary, if the Agreement Effective Date does not occur on or before May 10, 2017, then this Agreement shall automatically terminate without further notice or action by any party.

7.02 Assistance with Asset Sales. With regard to any asset sale that has been agreed to by the Supporting Noteholders, the Supporting Noteholders shall use commercially reasonable efforts to ensure that the Trustee and/or Collateral Agent provide any release or liens or mortgages necessary to close on any such asset sale.

7.03 More Favorable Agreements. If the Company has entered into or at any time on or after the date hereof enters into a forbearance or similar agreement with any other holder of Notes that contains terms more favorable to such holder than those contained in this Agreement (each such agreement, a “More Favorable Agreement”), such terms shall automatically be incorporated herein at the option of the Supporting Holders. The Company shall (a) promptly notify the Supporting Holders of its entry into a More Favorable Agreement, including the identity of the other party to such More Favorable Agreement, and (b) promptly provide a copy of such More Favorable Agreement to the Supporting Holders.

7.04 Counterparts. This Agreement may be executed and delivered in any number of counterparts with the same effect as if the signatures on each counterpart were upon the same instrument. Any counterpart delivered by facsimile or by other electronic method of transmission shall be deemed an original signature thereto.

7.05 Interpretive Matters.

(a) Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, and the term “including” is not limiting. The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Section, subsection and clause references herein are to this Agreement unless otherwise specified.

(b) The term “person” as used in this Agreement shall be broadly interpreted to include, without limitation, any individual, corporation, company, partnership or other entity.

7.06 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. Each party hereto hereby irrevocably and unconditionally consents to submit to the non-exclusive jurisdiction of the federal and state courts in the Borough of Manhattan, City of New York for any action, suit, or proceeding arising out of or relating to this Agreement and the transactions contemplated by this Agreement. Each party hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, suit, or proceeding arising out of this Agreement in any such court and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit, or proceeding brought in any such court has been brought in an inconvenient forum.

7.07 Taxes. The parties agree that payments hereunder shall be made free and clear of, and without deduction or withholding for or on account of, any taxes; provided that if the Company or any other applicable withholding agent shall be required by any applicable requirement of law to deduct or withhold any taxes from any such payment, then the amount payable by the Company shall be increased as necessary so that after all required deductions and withholdings have been made (including deductions or withholdings applicable to additional sums payable under this sentence) the applicable Supporting Holder receives an amount equal to the sum it would have received had no such deductions or withholdings been made. The Company’s obligations under this Section 7.06 shall survive any termination of this Agreement.

7.08 Successors and Assigns. This Agreement shall be binding upon each of the Company, the Guarantors, the Supporting Holders and their respective successors and assigns, and shall inure to the benefit of each such person and their permitted successors and assigns.

7.09 Additional Parties. Without in any way limiting the provisions hereof, additional holders or beneficial owners of Notes may elect to become parties to this Agreement by executing and delivering to the Company a joinder agreement substantially in the form of Exhibit A hereto. Such additional holder or beneficial owner of Notes shall become a Supporting Holder under this Agreement in accordance with the terms of this Agreement.

7.10 Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

7.11 Integration. This Agreement contains the entire understanding of the parties hereto with regard to the subject matter contained herein. This Agreement supersedes all prior or contemporaneous negotiations, promises, covenants, agreements and representations of every nature whatsoever with respect to the matters referred to in this Agreement, all of which have become merged and finally integrated into this Agreement. Each of the parties hereto understands that in the event of any subsequent litigation, controversy or dispute concerning any of the terms, conditions or provisions of this Agreement, no party shall be entitled to offer or introduce into evidence any oral promises or oral agreements between the parties relating to the subject matter of this Agreement not included or referred to herein and not reflected by a writing included or referred to herein.

7.12 Jury Trial Waiver. The Company, the Guarantors and the Supporting Holders, by acceptance of this Agreement, mutually hereby knowingly, voluntarily and intentionally waive the right to a trial by jury in respect of any litigation based herein, arising out of, under or in connection with this Agreement and the Notes Documents or any other documents contemplated to be executed in connection herewith, or any course of conduct, course of dealings, statements (whether verbal or written) or actions of any party, including, without limitation, any course of conduct, course of dealings, statements or actions of any Supporting Holder relating to the administration of the Notes or enforcement of the Notes Documents arising out of tort, strict liability, contract or any other law, and agree that no party will seek to consolidate any such action with any other action in which a jury trial cannot be or has not been waived.

7.13 Amendment. This Agreement may only be amended or modified in writing by the Company, the Guarantors and each Supporting Holder.

7.14 Indemnity. In the event that one or more holders of the Series B Preferred Stock shall have instituted legal action against any of the Supporting Holders or any of their affiliates, subsidiaries, managed accounts, or any of their respective officers, directors, employees, members, representative agents, consultants, attorneys or advisors (the “Supporting Holder Indemnified Parties”), the Obligors, jointly and severally, shall indemnify and hold harmless such Supporting Holder Indemnified Parties from any losses, claims, damages, or liabilities resulting therefrom or related thereto, including all fees and expenses (including legal fees) incurred in connection with defending against any such legal action.

[Remainder of page intentionally left blank; signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

SPANISH BROADCASTING SYSTEM, INC.

By:	/s/ Joseph A. Garcia
Name: Joseph A. Garcia
Title: SVP & CFO

EACH OF THE GUARANTORS

By:	/s/Joseph A. Garcia
Name: Joseph A. Garcia
Title: SVP & CFO

[Signature Page to Forbearance Agreement]

Exhibit A

[FORM OF FORBEARANCE JOINDER AGREEMENT]

[●], 2017

Spanish Broadcasting System, Inc.

7007 NW 77th Avenue

Miami, Florida 33166

Attention: Richard Lara, General Counsel and Secretary

RE: Forbearance Agreement

Ladies and Gentlemen:

Reference is made to the Forbearance Agreement dated as of April [●], 2017 entered into between the Company, the Guarantors; and the Supporting Holders party thereto (such Forbearance Agreement, as in effect on the date hereof and as it may hereafter be amended, supplemented or otherwise modified from time to time, together with this Forbearance Joinder Agreement, being the “Forbearance Agreement”). Any capitalized terms not defined in this Forbearance Joinder Agreement have the meanings given to them in the Forbearance Agreement.

SECTION I. Joining Obligations Under the Forbearance Agreement. The undersigned hereby agrees, as of the date first above written, to join and to be bound as a Supporting Holder by all of the terms and conditions of the Forbearance Agreement to the same extent as each of the other Supporting Holders thereunder. The undersigned further agrees, as of the date first above written, that each reference in the Forbearance Agreement to a “Supporting Holder” shall also mean and be a reference to the undersigned, including the making of each representation and warranty set forth in Section 5 of the Forbearance Agreement.

SECTION II. Execution and Delivery. Delivery of an executed counterpart of a signature page to this Forbearance Joinder Agreement by telecopier or in .PDF or similar format by electronic mail shall be effective as delivery of an original executed counterpart of this Forbearance Joinder Agreement.

SECTION III. Governing Law; Jurisdiction; Waiver of Jury Trial, Etc. The parties hereto hereby agree that Sections 7.05 and 7.11 of the Forbearance Agreement shall apply mutatis mutandis to this Forbearance Joinder Agreement.

[Signature Page Follows]

Very truly yours,

[●]

By
Name:
Title:
Noteholder’s principal amount of Notes: $

[Signature Page to Forbearance Joinder Agreement]

Exhibit B

In the event that Moelis & Company LLC or any of its affiliates or any of its or its affiliates’ respective current or former directors, officers, partners, managers, agents, representatives or employees (including any person controlling us or any of our affiliates) (collectively, “Indemnified Persons”) becomes involved in any capacity in any actual or threatened action, claim, suit, investigation or proceeding (an “Action”) arising out of, related to or in connection with the Forbearance Agreement dated May [●], 2017 (the “Forbearance Agreement”) between the Obligors and the Supporting Holders (each as defined in the Forbearance Agreement), any matter referred to therein or the performance of services by Moelis as requested by any Supporting Holder or its counsel, the Obligors will reimburse such Indemnified Person for the reasonable out-of-pocket costs and expenses (including counsel fees) of investigating, preparing for and responding to such Action or enforcing this agreement, as they are incurred. The Obligors will also indemnify and hold harmless any Indemnified Person from and against, and the Obligors agree that no Indemnified Person shall have any liability to the Obligors or its affiliates, the Supporting Holders (or any affiliates of any member thereof) or Advisors, or their respective owners, directors, officers, employees, security holders or creditors for, any losses, claims, damages or liabilities (collectively, “Losses”) (A) related to or arising out of oral or written statements or omissions made or information provided by any Obligor or its agents (including information provided by or on behalf of the Obligors to any counterparty to any transaction contemplated by the engagement) or (B) otherwise arising out of, related to or in connection with the Forbearance Agreement, any matter referred to therein or Moelis’ performance of services as requested by any Supporting Holder or its counsel, except that this clause (B) shall not apply to Losses that are finally judicially determined to have resulted primarily from the bad faith or gross negligence of such Indemnified Person.

If such indemnification or limitation on liability for any reason is not available or is insufficient to hold an Indemnified Person harmless, the Obligors agree to contribute to the Losses in such proportion as is appropriate to reflect the relative benefits received (or anticipated to be received) by the Obligors and Supporting Holders, on the one hand, and by Moelis, on the other hand, with respect to the Forbearance Agreement or, if such allocation is judicially determined to be unavailable, in such proportion as is appropriate to reflect the relative benefits and relative fault of any Obligor, Supporting Holders, on the one hand, and of Moelis, on the other hand, and any other equitable considerations; provided, however, that, to the extent permitted by applicable law, in no event shall the Indemnified Persons be responsible for amounts that exceed the fees actually received by Moelis from any Obligor in connection with the Forbearance Agreement. Relative benefits to the Obligors and Supporting Holders, on the one hand, and Moelis, on the other hand, with respect to the Forbearance Agreement shall be deemed to be in the same proportion as (i) the total value paid or proposed to be paid or received or proposed to be received by the Obligors or its security holders, as the case may be, pursuant to the Potential Transaction, whether or not consummated, contemplated by the Forbearance Agreement bears to (ii) the fees actually received by Moelis in connection with the Forbearance Agreement.

The Obligors will not without the prior written consent of Moelis (not to be unreasonably withheld), settle, compromise, consent to the entry of any judgment in or otherwise seek to terminate (a “Settlement”) any Action (or facilitate the Settlement of any Action) in respect of which indemnification is or may be sought hereunder or in connection with the Potential Transaction contemplated by the Forbearance Agreement to which this Exhibit B is attached (whether or not an Indemnified Person is a party to such Action) unless such Settlement includes a release of each Indemnified Person from any Losses arising out of such Action. The Obligors will not permit any such Settlement to include a statement as to, or an admission of, fault or culpability by or on behalf of an Indemnified Person without such Indemnified Person’s prior written consent. No Indemnified Person seeking indemnification, reimbursement or contribution under this Forbearance Agreement will, without the Obligors’ prior written consent (not to be unreasonably withheld), agree to the Settlement of any Action.